UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Grove Collaborative Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GROVE COLLABORATIVE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (“Grove” or the “Company”). The Annual Meeting will be held on Monday, May 22, 2023, at 9:00 a.m. Pacific Time, as a virtual meeting at www.cstproxy.com/grovecollaborative/2023, for the following purposes:

1.To elect the three nominees for Class I director named herein to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

2.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023.

3.To approve an amendment to our certificate of incorporation to effect a reverse stock split of our Class A common stock and Class B common stock, using a split ratio of not less than 1-for-5 and not more than 1-for-25.

4.To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Annual Meeting will be conducted in a virtual format to protect the health and well-being of Grove’s stockholders and employees and to provide stockholders with access to the meeting regardless of geographic location. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Annual Meeting by visiting www.cstproxy.com/grovecollaborative/2023.

The Company is using the “Notice and Access” method of providing proxy materials to you via the Internet. On or about April [●], 2023, the Company will mail to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access proxy materials and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

All stockholders are cordially invited to attend the Annual Meeting virtually and urged to submit their proxy or voting instructions as promptly as possible to ensure their representation and the presence of a quorum at the same. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares through Grove’s virtual platform, you may still do so. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By Order of the Board of Directors,

/s/ Nathan Francis
Nathan Francis
General Counsel and Secretary
San Francisco, California
April [●], 2023

Important Notice Regarding the Availability of Proxy Materials for
the Stockholders’ Meeting to Be Held on May 22, 2023.
The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Notice are available at www.cstproxy.com.

GROVE COLLABORATIVE HOLDINGS, INC.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MARCH 30, 2023

GROVE COLLABORATIVE HOLDINGS, INC.

1301 Sansome Street
San Francisco, CA 94111
(800) 231-8527

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2023

GENERAL INFORMATION

Unless otherwise indicated or unless the context requires otherwise, all references in this proxy statement (“Proxy Statement”) to the “Company” or “Grove,” and similar terms refer to Grove Collaborative Holdings, Inc. On June 16, 2022 (the “Closing Date”), the Company consummated the previously-announced transactions (“the Merger”) contemplated by the Agreement and Plan of Merger, dated December 7, 2021, amended and restated on March 31, 2022 (the “Merger Agreement”), among Virgin Group Acquisition Corp. II, a blank check company incorporated as a Cayman Islands exempt company in 2020 (“VGAC II”), Treehouse Merger Sub, Inc. (“VGAC II Merger Sub I”), Treehouse Merger Sub II, LLC (“VGAC II Merger Sub II”), and Grove Collaborative, Inc. (“Legacy Grove”). In connection with the Merger, VGAC II changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and changed its name to Grove Collaborative Holdings, Inc (the “Domestication”), a public benefit corporation. On the Closing Date, VGAC Merger Sub II merged with and into Legacy Grove with Legacy Grove being the surviving corporation and a wholly-owned subsidiary of the Company (the “Initial Merger”), and, immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, Legacy Grove merged with and into VGAC Merger Sub II, the separate corporate existence of Legacy Grove ceased, and Merger Sub II continued as the surviving company and a wholly-owned subsidiary of the Company and changed its name to Grove Collaborative, Inc. (together with the Merger and the Domestication, the “Business Combination”).

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may remain an emerging growth company until December 31, 2026, provided that, if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have annual gross revenues of $1.235 billion or more in any fiscal year, we would cease to be an emerging growth company as of December 31 of that year.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Grove has sent you these proxy materials because its Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s annual meeting of stockholders (“Annual Meeting”) on May 22, 2023, 9:00 a.m. Pacific

Time, and any adjournments or postponements thereof. Grove intends to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting on or about April [●], 2023.

How do I attend the Annual Meeting?

To participate in the Annual Meeting, you must access the virtual meeting at www.cstproxy.com/grovecollaborative/2023 and use the control number provided with your proxy materials. Grove’s virtual meeting platform, which will be provided by Continental Stock Transfer and Trust, allows all participating stockholders to submit questions during the Annual Meeting. In addition, it also allows stockholders to vote on proposals online. Grove believes that the virtual platform increases stockholder participation while at the same time affording the same rights and opportunities to participate as stockholders would have at a physical annual meeting.

More information regarding the question-and-answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted at www.cstproxy.com/grovecollaborative/2023 during the meeting.

Grove encourages you to access the Annual Meeting before it begins. If you have difficulty accessing the Annual Meeting, please call the technical support number that will be posted at www.cstproxy.com/grovecollaborative/2023.

Who is paying for this proxy solicitation?

Grove will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Grove may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who can vote at the Annual Meeting?

Stockholders of record as of the close of business on March 31, 2023 (the “Record Date”) are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were [●] shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and [●] shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) outstanding. Holders of Grove’s Class A Common Stock are entitled to one vote for each share held as of the above Record Date. Holders of Grove’s Class B Common Stock are entitled to ten votes for each share held as of the above Record Date. Holders of Grove’s Class A Common Stock and holders of Grove’s Class B Common Stock will vote together as a single class on all matters described in this Proxy Statement. There is no cumulative voting.

How do I vote?

A stockholder’s shares can be voted at the Annual Meeting only if the stockholder attends the virtual meeting or is represented by proxy. Grove urges any stockholders not planning to attend the Annual Meeting to authorize their proxy in advance. Stockholders may complete their proxies and authorize their votes by proxy over the Internet at www.cstproxy.com/grovecollaborative/2023. Stockholders who complete their proxy electronically over the Internet do not need to return a proxy card. Stockholders who hold their shares beneficially in street name through a nominee should follow the instructions they receive from their nominee to vote their shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A Common Stock you own as of the Record Date and ten votes for each share of Class B Common Stock you own as of the Record Date.

How are votes counted?

Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions.

What if I do not provide specific voting instructions?

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: (1) “FOR” each of the nominees listed in Proposal No. 1, (2) “FOR” the ratification of the independent registered public accounting firm in Proposal No. 2, (3) “FOR” the approval of the reverse stock split proposal and (4) in accordance with the discretion of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your bank, broker or other nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

If you do not furnish voting instructions to your bank, broker or other nominee, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors or the reverse stock split proposal. Proposal No. 2 is considered a “routine” proposal for this purpose. All other proposals are considered “non-routine,” and your broker will not have discretion to vote on these proposals.

What are broker non-votes?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.

Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), the Company may provide access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice to some of its stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.cstproxy.com/grovecollaborative/2023. The Notice will also tell you how to access your proxy card to vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of the Company’s proxy materials, please follow the instructions included in the Notice.

What should I do if I get more than one proxy or voting instruction card?

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to the Annual Meeting to ensure that all of your shares are voted and counted.

How many votes are needed to approve each proposal?

Proposal No. 1 - The election of directors requires a plurality vote of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. Only votes “FOR” will affect the outcome, and any shares not voted “FOR” a particular nominee (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

Proposal No. 2 - The ratification of the selection of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023, requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will count as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 3 - The approval of the reverse stock split proposal requires the affirmative vote of a majority of the voting power of the shares of stock outstanding. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will count as a vote “Against” the proposal. Banks, brokers and other nominees are expected generally to have discretionary authority to vote on this proposal; thus, we do not expect any broker non-votes on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of Common Stock entitled to vote are present at the Annual Meeting in person or represented by proxy. Abstentions from voting on a proposal and broker non-votes will count for purposes of determining a quorum.

On the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote. Thus, the holders of [●] shares of Common Stock must be present in person or represented by proxy at the Annual Meeting to have a quorum. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares of Common Stock present at the Annual Meeting or represented by proxy may adjourn the meeting to another date.

Can I change my vote after submitting my proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering a written notice of revocation or a properly executed proxy bearing a later date to the attention of Grove’s Corporate Secretary at 1301 Sansome Street, San Francisco, CA 94111.

You may also revoke your proxy by voting again on a later date on the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), or by attending the virtual meeting and voting your shares while logged in and participating in the live webcast.

Beneficial owners of shares held in street name must follow their bank, broker or other nominee’s instructions to revoke their proxies or vote at the Annual Meeting and, for both stockholders of record and beneficial owners of shares held in street name, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote online at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that Grove expects to file within four business days after the Annual Meeting. If final voting results are not available to Grove in time to file a Form 8-K within four business days after the Annual Meeting, Grove intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to the Company, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

This Proxy Statement, Grove’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Notice are available, or will be made available when published, at www.cstproxy.com.

Where can I find the stockholder list?

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the Annual Meeting during ordinary business hours at the Company’s principal offices located at 1301 Sansome Street, San Francisco, CA 94111. The list will also be available electronically at www.cstproxy.com/grovecollaborative/2023 during the Annual Meeting.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

Who can I contact if I have questions concerning the Annual Meeting?

If you have any further questions about voting your shares or attending the Annual Meeting or wish to obtain directions on how to join the virtual Annual Meeting, please email Grove’s Investor Relations Department at ir@grove.co.

PROPOSAL NO. 1 − ELECTION OF DIRECTORS

The board of directors is classified into three classes, with staggered three-year terms, designated as Class I, Class II and Class III. Vacancies on the board of directors may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

The board of directors presently has nine members. There are three Class I directors whose term of office expires in 2023 and have been nominated for election at the annual meeting. The terms of office of directors in Class II and Class III expire at Grove’s annual meeting of stockholders to be held in 2024 and 2025, respectively. At the recommendation of Grove’s sustainability, nominating and governance committee (“Sustainability, Nominating and Governance Committee”), the board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2026 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Class I Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting

The nominees and their ages, occupations and lengths of service on the Board are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Vote Required for Approval

Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Proxies cannot be voted for more than one person. Each nominee nominated by the Board to serve as Class I director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” will affect the outcome.

Nominees for Class I Directors (Term Expiring on the Date of the 2026 Annual Meeting of Stockholders)

Fumbi Chima	Director since June 2022
Stuart Landesberg	Director since June 2022
Kristine Miller	Director since June 2022

Continuing Class II Directors (Terms Expiring on the Date of the 2024 Annual Meeting of Stockholders)

Christopher Clark	Director since June 2022
Kevin Cleary	Director since October 2022
John Replogle	Director since June 2022

Continuing Class III Directors (Term Expiring on the Date of the 2025 Annual Meeting of Stockholders)

Rayhan Arif	Director since June 2022
David Glazer	Director since June 2022
Naytri Shroff Sramek	Director since June 2022

Set forth below is each director’s and each director nominee’s name and age as of the date of this proxy statement and his or her principal occupation, business history and public company directorships held during the past five years.

Rayhan Arif. Mr. Arif, 36, has served as VGAC II’s Chief Operating Officer since its inception. Mr. Arif is an Investment Director at the Virgin Group, where he has worked since 2017. He is responsible for investing the Virgin Group’s capital across a range of opportunities and supporting the strategic development of Virgin’s portfolio companies in the Americas. Mr. Arif currently serves on the boards of Virgin Mobile Latin America and BMR Energy. From 2013 to 2015, Mr. Arif served as an investment professional at AEA Investors, a global private equity firm focused on leveraged buyouts and growth capital investments. From 2012 to 2013, Mr. Arif worked on the strategy team of Zipcar, a leading car-sharing network. Prior thereto, Mr. Arif was a management consultant at Bain & Company. Mr. Arif received a B.A. in Economics from Harvard College and an M.B.A. from Columbia Business School. We believe that Mr. Arif’s investment and operational experience make him a valuable addition to the Board.

Fumbi Chima. Ms. Chima, 48, is currently the Executive Vice President and Chief Technology & Transformation, a role she has had since 2020, at Boeing Employees’ Credit Union (BECU), a not-for-profit financial cooperative. Prior to BECU, Ms. Chima served in leadership roles at various companies in the retail and financial sectors, including as Chief Information Officer at Adidas AG, from 2019 to 2020, Chief Information Officer at Fox Networks Group, from 2017 to 2019, Chief Information Officer at Burberry Group plc, and Chief Information Officer — Asia, at Walmart, Inc., from 2014 to 2015. Ms. Chima also previously served in other leadership roles at Walmart, Inc. and as Vice President of Corporate Systems at American Express Co. Ms. Chima currently serves on the public company boards of AZEK Company, Inc., a manufacturer of residential and commercial building products, Willis Towers Watson Public Limited Company, a British-American multinational risk management, insurance brokerage and advisory company, and Whitbread plc, a British hospitality company. Ms. Chima received the Doctorate of Letters and B.A. Politics and Philosophy from the University of Hull. We believe that Ms. Chima is qualified to serve on the board because of her global business and technology experience and for her leadership in diversity and inclusion efforts, including advocating for women in business globally. Ms. Chima’s broad range of experience with public and private company leadership positions and directorships provide significant insight into the Company’s global operations and information technology.

Christopher Clark. Mr. Clark, 38, co-founded Grove in 2012 and has served as its Chief Technology Officer since 2013. Prior to joining Grove, in 2012 Mr. Clark led project management and engineering at Kaggle, Inc. and was a product manager and engineer at Blackbaud from 2007 to 2012. Mr. Clark earned a B.S. in Computer Science from Vanderbilt University. We believe Mr. Clark’s direct to consumer experience coupled with his experience as a technology executive and his institutional knowledge as the co-founder of Grove qualify him to serve on the Board.

Kevin Cleary. Mr. Cleary, 57, is currently Principal, a role he has held since 2019, at Big Rock Growth Advisory LLC, an advisory services firm in the consumer packaged goods industry. Previously, he was the CEO of Clif Bar and Company, a healthy snack food company, from 2013 to 2018. Earlier in his career, he also served as the President, Chief Operating Officer and as the EVP Sales and Supply Chain at Clif Bar. Mr. Cleary holds an M.B.A. from The Kellogg School of Management at Northwestern University and a B.A. from the University of California, Berkeley. We believe Mr. Cleary is qualified to serve on the Board due to his leadership expertise and his experience in the consumer packaged goods industry. Mr. Cleary’s broad range of experience with the direct-to-consumer and retail sectors, as well as the other key leadership roles he has held at public and private companies, provide significant insight into the Company’s industry, distribution channels and strategy.

David Glazer. Since 2013, Mr. Glazer, 39, has served in various positions at Palantir Technologies Inc. (NYSE: PLTR), most recently as Chief Financial Officer and Treasurer. Prior to that, Mr. Glazer was a corporate securities attorney at Wilson Sonsini Goodrich & Rosati. Mr. Glazer received a J.D. degree from Emory University School of Law and a B.A from Santa Clara University. We believe Mr. Glazer is qualified to serve on the Board because of his public company financial and technology experience.

Stuart Landesberg. Mr. Landesberg, 37, is the President and Chief Executive Officer of Grove. Mr. Landesberg co-founded Grove Collaborative in 2012 and has served as its Chief Executive Officer since inception. Prior to co-founding Grove, he worked for TPG Capital, where he was involved in consumer and internet investments. He was also a founding team member for Toro Investment Partners, a consumer and technology focused long/short hedge fund. Mr. Landesberg started his career in the investment banking division of Lehman Brothers. Mr. Landesberg earned a B.A. in Economics and Spanish from Amherst College where he graduated magna cum laude with distinction. We believe Mr. Landesberg’s extensive direct to consumer and consumer packaged goods industry experience, capital markets expertise, as well as his institutional knowledge as the co-founder of Grove qualify him to serve on the Board.

Kristine Miller. Ms. Miller, 59, most recently served as the Chief Strategy Officer for global e-commerce marketplace eBay Inc., from 2014-2020. In this role, Ms. Miller set the vision for the future of commerce and led numerous digital transformation initiatives to improve buyer and seller experiences. She is a retail thought leader, frequently speaking on topics such as technology’s impact on consumer shopping behavior. Prior to joining eBay Inc., Ms. Miller was a partner and director at Bain & Company where she served as head of the North American Retail Practice and Chairman of Bain’s Worldwide Compensation & Promotion Committee. Ms. Miller began her career with The Procter & Gamble Company’s Beauty Care Division supporting new product development. Ms. Miller currently serves on the Board of Directors of Cable One (NYSE: CABO), Neiman Marcus Group (private, post-emergence), Chairish (private), a home furnishings marketplace. Ms. Miller received her M.B.A. from the Stanford Graduate School of Business, where she was an Arjay Miller Scholar, and a B.S. in Chemical Engineering with honors from Carnegie-Mellon University. Ms. Miller is qualified to serve on the Board because of her significant operating and leadership experience as well as her direct to consumer experience.

John Replogle. Mr. Replogle, 57, has been a member of the Grove Board since 2021. Since October 2017, he has served as a Founding Partner of One Better Ventures, LLC, a venture capital firm focused on consumer brands that have a positive impact. Mr. Replogle has previously served as the Chief Executive Officer and President of Seventh Generation, Inc. and Burt’s Bees, Inc. Mr. Replogle also previously served as the General Manager of Unilever’s Skin Care division. He started his career with the Boston Consulting Group. Mr. Replogle is currently a member of the board of directors of Wolfspeed, Inc. (NYSE: WOLF), and also served as a director of Sealy Corporation, a publicly traded mattress manufacturer, from 2010 to 2013, until its sale to Tempur-Pedic International Inc. Mr. Replogle received his M.B.A. from Harvard Business School and a B.A from Dartmouth College. We believe Mr. Replogle is qualified to serve on the Board because of his significant senior executive leadership experience, including eleven years of experience as chief executive officer at two companies, as well as deep experience in marketing, branding and distribution of consumer goods.

Naytri Shroff Sramek. Since 2018, Ms. Sramek, 33, has served in various positions at GitHub, Inc., a subsidiary of Microsoft Corporation (NASDAQ: MSFT), most recently as Chief of Staff to the CEO, who recently transitioned to the role of Chairman Emeritus. From 2017 to 2018, Ms. Sramek was the Head of Enterprise at Crew, a workplace management software company acquired by Block, Inc. in 2021. Prior thereto, Ms. Sramek has served in various positions at Palantir Technologies Inc. (NYSE: PLTR). Ms. Sramek received a B.A. in Business Economics from the University of California Los Angeles. We believe Ms. Sramek is qualified to serve on the Board because of her financial expertise and leadership experience.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES

PROPOSAL NO. 2 − RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of Grove has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EY has been engaged by Grove since June 16, 2022, and has been engaged by Legacy Grove since 2018. Representatives of EY are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Change in Independent Registered Accounting Firm

As previously disclosed, on June 16, 2022, after the recommendation of the Audit Committee of the Board, the Board approved the engagement of EY as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2022. EY served as the independent registered public accounting firm of Grove prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), VGAC II’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as the Company’s independent registered public accounting firm.

Withum’s report of independent registered public accounting firm, dated February 24, 2022, on VGAC II’s balance sheet as of December 31, 2021 and the related statements of operations, changes in shareholders’ deficit and cash flows for the period from January 13, 2021 (inception) through December 31, 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from January 13, 2021 (inception) through December 31, 2021 and the subsequent interim period through June 16, 2022, there were no: (i) disagreements between VGAC II and Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

During the period from January 13, 2021 (inception) to December 31, 2021 and the subsequent interim period through June 16, 2022, VGAC II did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on VGAC II’s financial statements, and no written report or oral advice was provided to VGAC II by EY that EY concluded was an important factor considered by VGAC II in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company previously provided Withum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to Grove’s Current Report on Form 8-K filed with the SEC on June 23, 2022.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, by Withum and EY.

Withum

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$132,895	$92,443
Tax Fees(2)	3,750	—
All Other Fees	—	—
Total Fees	$136,645	$92,443

EY

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$2,014,667	$2,351,795
Audit-Related Fees	—	—
Tax Fees(2)	—	3,495
All Other Fees(3)	1,225	10,450
Total Fees	$2,015,892	$2,365,740

(1)	“Audit Fees” consist of audit services related to the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly condensed consolidated financial statements. The Audit Fees incurred also include fees related to services performed in connection with Grove’s Business Combination, securities offerings, in each case including consents and review of documents filed with the SEC and other offering documents.
(2)	“Tax Fees” consist of professional services for tax compliance and tax advice.
(3)	“All Other Fees” include consulting services associated with Grove’s readiness to become a public company and fees for accessing E&Y’s online research database.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee may pre-approve audit and permissible non-audit and tax services provided to the Company by the independent auditors. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such preapproval decision is presented to the full Audit Committee at its scheduled meetings.

Prior to the Business Combination, all of the services listed in the table above provided by Withum were pre-approved by VGAC II in accordance with its policies then in effect. Following the Business Combination, all of the services listed in the table above provided by EY were pre-approved by the Audit Committee.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares present, in person, by remote communication, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “FOR” approval of this proposal. Abstentions will have the same effect as voting against the proposal. Proposal No. 2 is considered “routine,” therefore, Grove does not expect any broker non-votes for this proposal. If Grove’s stockholders do not ratify the selection of EY, the Board will consider other independent auditors.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY AS GROVE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3 − APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Reverse Split Amendment

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders, and recommended that our stockholders approve, an amendment to our certificate of incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding Class A Common Stock and Class B Common Stock using a ratio of not less than 1-for-5 and not more than 25 (the “Ratio Alternatives”), with the specific ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our Board. The ratio will be the same for the Class A Common Stock and Class B Common Stock. As further described below, if this proposal is approved, our Board may determine to effect the Reverse Stock Split at any time prior to the date of the Company’s 2024 annual meeting of stockholders.

The form of the amendment to our restated certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. Approval of the proposal would permit (but not require) our Board to effect the Reverse Stock Split using a ratio of not less than 1-for-5 and not more than 1-for-25, with the exact ratio to be set within this range as determined by our Board in its sole discretion, provided that the Board must determine to effect the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Delaware no later than the date of the Company’s 2024 annual meeting of stockholders. If our Board determines to implement the Reverse Stock Split, the exact split ratio of the Reverse Stock Split will be determined by the Board prior to the effective time of the Reverse Stock Split and will be publicly announced prior to such effective time. We believe that enabling our Board to set the ratio of the Reverse Stock Split within the specified range and within the specified time period will provide us with the flexibility to implement the Reverse Stock Split in a manner and at a time designed to maximize the anticipated benefits for our stockholders.

If implemented, the Reverse Stock Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding. We will be able to file only one reverse split amendment and effect only one Reverse Stock Split pursuant to this proposal.

The amendment to our certificate of incorporation to effect the Reverse Stock Split will not change the number of authorized shares of Class A Common Stock, Class B Common Stock or preferred stock, or the par value of the Class A Common Stock, Class B Common Stock or preferred stock. We currently have no outstanding shares of preferred stock.

The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the Board believes that having the authority to take such an action is an important proactive step to maintain and build stakeholder value.

Text of the reverse split amendment

The complete text of the reverse split amendment is set forth on Appendix A to this proxy statement.

Purpose and Background of the Reverse Stock Split Proposal

The Board’s primary objective in proposing the Reverse Stock Split is to avoid delisting from the New York Stock Exchange (the “NYSE”). On December 14, 2022, the Company received notice from the NYSE that the average per share trading price of its Class A Common Stock was below the NYSE’s continued listing standard rule relating to minimum average share price. Section 802.01C of the NYSE’s Listed Company Manual requires that a company’s common stock trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period. Pursuant to Section 802.01C, the Company has six months following receipt of the notice to regain compliance with the minimum share price requirements, with the possibility of extension at the discretion of the NYSE. In order to regain compliance, on the last trading day in any calendar month during the cure period, the

Company’s Class A Common Stock must have: (i) a closing price of at least $1.00 per share; and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. The Company’s failure to regain compliance during this period could result in delisting.

The Board believes that the continued listing of our Class A Common Stock on the NYSE is beneficial for our stakeholders and that the anticipated increased market price of the Company’s Class A Common Stock that may result from the Reverse Stock Split may enhance the Company’s ability to regain compliance with the NYSE’s minimum share price requirements for continued listing. If the NYSE were to delist the Company’s Class A Common Stock for any reason, it would negatively impact our reputation and, as a consequence, our business, and would likely decrease the liquidity and market price of our Class A Common Stock; the number of investors willing to hold or acquire our Class A Common Stock; our ability to access equity markets, issue additional securities and obtain additional financing in the future; and our ability to provide equity incentives to our employees. It could also trigger a default under our loan agreements. The Board also believes that the anticipated increased market price of the Company’s Class A Common Stock that may result from the Reverse Stock Split may encourage investor interest and improve the marketability of the Class A Common Stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The closing sale price of our Class A Common Stock on April [●], 2023, was $[●] per share.

The purpose of seeking stockholder approval of exchange ratios among the Ratio Alternatives (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, then the Board or an authorized committee thereof, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board or an authorized committee thereof that such action would be in the best interests of the Company and our stakeholders at that time. If the Board, or an authorized committee thereof, were to effect the Reverse Stock Split, then the Board or such committee would set the effective date and determine the exact reverse split ratio among the approved Ratio Alternatives. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or an authorized committee thereof determines to effect the Reverse Stock Split, we would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, including the exact reverse split ratio among the approved Ratio Alternatives selected by the Board or an authorized committee thereof. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stakeholders.

The Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our outstanding common stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board or our stockholders.

Material Effects of Reverse Stock Split Proposal

The Board believes that the Reverse Stock Split will increase the price level of the Company’s Class A Common Stock in order to, among other things, enhance the Company’s ability to regain compliance with the minimum stock price requirements for continued listing on the NYSE and generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the Company’s Class A Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of the Company’s Class A Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Class A Common Stock outstanding resulting from the Reverse Stock Split, or remain at an increased level for any period, which would reduce the market capitalization of the Company. Also, there is no assurance that the market price per share of the Class A Common Stock would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the threshold required for continued listing on the NYSE. The market price of the Company’s Class A Common Stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding, the effect of which the Board cannot predict. In addition, the fewer number of shares of Class A Common Stock that will be available to trade will possibly cause the trading market of the Company’s Class A Common Stock to become less liquid, which could have an adverse effect on the price of the Company’s Class A Common Stock.

The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. No fractional shares shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Class A Common Stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s stock certificates, in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the NYSE as of the effective date, by (b) the fraction of one share owned by the stockholder. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from [●] shares as of April [●], 2023 by the Ratio Alternative between 1-for-5 and 1-for-25 shares, depending on the Ratio Alternative chosen by the Board or an authorized committee thereof.

The Reverse Stock Split will also impact all outstanding rights to acquire shares in the Company, such as outstanding options, warrants, and restricted stock units. As of December 31, 2022, we had approximately 10,517,895 shares subject to stock options and 19,585,292 shares subject to restricted stock units outstanding under the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”) and the Grove Collaborative, Inc. 2016 Equity Incentive Plan (together, with the 2022 Plan, the “Incentive Plans”). Under the Incentive Plans and our Employee Stock Purchase Plan (together with the Incentive Plans, the “Stock Plans”), the Compensation Committee of our Board (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, will be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares subject to outstanding awards under the Stock Plans. Accordingly, pursuant to the authority provided under the Stock Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans.

For illustrative purposes only, if a 1-for-10 reverse stock split is effected, the 20,794,363 shares that remain available for issuance under the 2022 Plan as of December 31, 2022, are expected to be adjusted to 2,079,436 shares, subject to increase as and when awards made under the 2022 Plan expire or are forfeited and are returned per the terms of the 2022 Plan. Further, for illustrative purposes only, if a 1-for-10 reverse stock split is effected, an outstanding stock option for 10,000 shares of common stock, exercisable at $1.05 per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 1,000 shares of common stock at an exercise price of $10.50 per share.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not affect the par value of the Company’s Common Stock. As a result, on the effective date, the present value of the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced based on the designated Ratio Alternative, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the

Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

Procedure for Effecting the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by the Company’s stockholders, and the Board or an authorized committee thereof determines it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, then the Reverse Stock Split would become effective at such time as the certificate of amendment to the Certificate of Incorporation, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of the State of Delaware.

As soon as practicable after the effective date, stockholders will be notified that the Reverse Stock Split has been effected. Continental Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split, and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Certain registered holders of our Common Stock hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split Common Stock because the exchange will be automatic.

Fractional Shares

The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s stock certificates, in an amount equal to the product obtained by multiplying (a) the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled by (b) by the average of the closing sales prices of a share of the Company’s Class A Common Stock (as adjusted to give effect to the Reverse Split) on The New York Stock Exchange during regular trading hours for each of the five (5) consecutive trading days immediately preceding the date the amended to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payments.

Criteria to Be Used for Decision to Proceed with the Reverse Stock Split

If the stockholders approve the Reverse Stock Split Proposal, then the Board or an authorized committee thereof will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and to designate a Ratio Alternative, if any, the Board or an authorized committee thereof will consider a number of factors, including NYSE listing requirements, market conditions, existing and expected trading prices of the Company’s Class A Common Stock, and actual or forecasted results of operations.

No Dissenter’s Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights with respect to the Reverse Stock Split Proposal, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986 (the “Code”) Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances, including the impact of the alternative minimum tax, the Medicare surtax on net investment income or the special tax accounting rules under Section 451(b) of the Code, or to stockholders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; (vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquired our Common Stock in connection with employment or the performance of services; (x) retirement plans; (xi) persons holding our Common Stock as “qualified small business stock” under Section 1202 of the Code; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States. In addition, this summary of certain material U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•an individual who is a citizen or resident of the United States;

•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

It is intended that the Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such stockholder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

Vote Required for Approval

The approval of Proposal No. 3 requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock entitled to vote on the proposal, voting as a single class. Abstentions and broker non-votes have the same effect as a vote “AGAINST” Proposal No. 3.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT POTENTIAL RATIOS OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-25, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR A COMMITTEE OF THE BOARD, AND INCLUDED IN A PUBLIC ANNOUNCEMENT

BOARD OF DIRECTORS AND COMMITTEES; CORPORATE GOVERNANCE

Overview

Grove is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serve all of Grove’s stakeholders well. Grove’s Corporate Governance Guidelines and Code of Ethics and Business Conduct, together with Grove’s certificate of incorporation, bylaws, and the charters of the committees of the Board form the basis for the Company’s corporate governance framework. Grove’s Corporate Governance Guidelines are posted on our website at investors.grove.co under the Governance section.

Director Independence

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board has determined that Rayhan Arif, Fumbi Chima, Kevin Cleary, David Glazer, Kristine Miller, Naytri Shroff Sramek and John Replogle qualify as independent directors, as defined under the applicable rules and regulations of the SEC and the NYSE listing rules. Stuart Landesberg and Chris Clark are not independent directors because they are employees of the Company.

Meeting Attendance and Executive Sessions

Following the completion of the Business Combination in June 2022, each director attended at least 75% of the aggregate number of meetings of our Board and committees thereof, if any, on which such director served during the period for which he or she was a director or committee member during the remainder of the year ended December 31, 2022. During such time, our Board held eight meetings, and the independent members of our Board met regularly in executive session with the chairperson of the Board, or the respective chair of such committee, presiding over these executive sessions. For additional information about the number of meetings held by each Board committee during the year ended December 31, 2022, see “Board Committees.” We encourage, but do not require, members of our Board to attend our annual meeting of stockholders.

Board Oversight of Risk

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. For example, the audit committee of the Board (the “Audit Committee”) is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting, and auditing matters and the compensation committee of the Board (the “Compensation Committee”) oversees the management of risks associated with compensation policies and programs.

Board Committees

The Board has established the Audit Committee, the Compensation Committee, and a sustainability, nominating and governance committee (the “Sustainability, Nominating and Governance Committee”). The Board may establish other committees to facilitate the management of the Company’s business. The Board and its committees will set schedules for meetings throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Board also delegates various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board Copies of each committee charter are posted on our investor website at investors.grove.co under the Governance section. The information found on or that can be accessed from or that is hyperlinked to, our website is not part of this proxy statement. Members serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

The members of the audit committee are Fumbi Chima, David Glazer, and Rayhan Arif, each of whom can read and understand fundamental financial statements. The Board has determined that each of Fumbi Chima, David Glazer, and Rayhan Arif is independent under the rules and regulations of the SEC and NYSE listing standards applicable to audit committee members. David Glazer is the chair of the Audit Committee. The Board has determined that each of Rayhan Arif and David Glazer qualifies as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the NYSE. The Audit Committee assists the Board with its oversight of the following: the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent registered public accounting firm; and the design and implementation of our internal audit function and risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with Company management the adequacy and effectiveness of the Company’s disclosure controls and procedures. The Audit Committee also discusses with Company management and the Company’s independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of the Company’s financial statements, and the results of the audit, quarterly reviews of the Company’s financial statements, and, as appropriate, will initiate inquiries into certain aspects of the Company’s financial affairs. The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls, or auditing matters, as well as for the confidential and anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also has sole authority to approve the hiring and discharging of the Company’s independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit engagements with the independent auditor. The Audit Committee reviews and oversees all related person transactions in accordance with the Company’s Related Person Transaction Policy.

Following the completion of the Business Combination in June 2022, the Audit Committee met three times during the remainder of the year ended December 31, 2022.

Compensation Committee

Kevin Cleary, David Glazer, Naytri Shroff Sramek and Kristine Miller serve on the Compensation Committee. Kristine Miller is the chair of the Compensation Committee. Each member of the Compensation Committee is independent under the rules and regulations of the SEC and NYSE listing standards applicable to compensation committee members. The Compensation Committee assists the Board in discharging certain of the Company’s responsibilities with respect to compensating the Company’s executive officers, and the administration and review of the Company’s incentive plans for employees and other service providers, including the Company’s Incentive Equity Plan, and certain other matters related to the Company’s compensation programs.

Following the completion of the Business Combination in June 2022, the Compensation Committee met four times during the remainder of the year ended December 31, 2022.

Sustainability, Nominating and Governance Committee

Rayhan Arif, Fumbi Chima, Kevin Cleary, David Glazer, Kristine Miller, Naytri Shroff Sramek and John Replogle serve on the Sustainability, Nominating and Governance Committee. John Replogle is the chair of the Sustainability, Nominating and Governance Committee. Each member of the Sustainability, Nominating and Governance Committee of the Board is independent under the rules and regulations of the SEC and NYSE listing standards applicable to nominating and governance committee members. The Sustainability, Nominating and Governance Committee assists the Board in identifying, screening, and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board, recommending to the Board candidates for nomination for appointment at the annual general meeting or to fill vacancies on the Board, developing and recommending to the Board and overseeing implementation of the Company’s corporate governance guidelines, coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors, and management in the governance of the Company, and reviewing on a regular basis the Company’s overall corporate governance and recommending improvements as and when necessary. The Sustainability, Nominating and Governance Committee is also responsible for oversight of the Company’s ongoing commitment to environmental stewardship, corporate social responsibility and sustainability.

Following the completion of the Business Combination in June 2022, the Sustainability, Nominating and Governance Committee met two times during the remainder of the year ended December 31, 2022.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct (the “Code”) that applies to all of the Company’s employees, officers, and directors, including the principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions to the aforementioned officers).The full text of the Code is posted on our website at investors.grove.co under the Governance section. The Company intends to disclose future amendments to, or waivers of, the Code, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this proxy statement.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits our directors, executive officers and other employees from engaging in hedging transactions with respect to Company securities, such as transactions in put or call options. Our directors, executive officers and other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Family Relationships

There are no other family relationships among any of the individuals who serve as our directors or executive officers.

Board Diversity

The Board believes that varying tenures, diverse backgrounds and perspectives create a balance between directors with a deeper knowledge of the Company’ business, operations and history, and directors who bring new and fresh perspectives, which is important to the effectiveness of the Board’s oversight of the Company. The charts below provides certain highlights of the composition of the Board as of the date of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or the compensation committee thereof. Certain members of the Compensation Committee may be deemed to have an interest in certain transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Act that are disclosed in “Certain Relationships and Related Person Transactions” which disclosure is hereby incorporated by reference in this section.

DELINQUENT SECTION 16(a) REPORTS

Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports, and Grove must identify in this Proxy Statement those persons who did not file such reports when due.

Based solely upon a review of Forms 3 and 4 and any amendments furnished to Grove during its fiscal year ended December 31, 2022, and Forms 5 and any amendments furnished to Grove with respect to the same year, Grove believes that Grove’s directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements, except for a late Form 4 filed by Stuart Landesberg relating to a conversion of equity awards from Class B Common Stock to Class A Common Stock on November 9, 2022.

EXECUTIVE OFFICERS

Grove’s executive officers are appointed by the Board and serve at its discretion. Set forth below is information regarding the Company’s current executive officers:

Name	Age	Position
Stuart Landesberg	37	Chief Executive Officer, President and Director
Sergio Cervantes	52	Chief Financial Officer
Christopher Clark	38	Chief Digital Officer
Jennie Perry	56	Chief Marketing Officer

Additional information about each of Grove’s executive officers is as follows:

Stuart Landesberg. See “Proposal No. 1 Election of Class I Directors”.

Sergio Cervantes. Mr. Cervantes, 52, joined Grove in 2022 as its Chief Financial Officer. Prior to joining Grove, Mr. Cervantes served as the Chief Financial Officer of Murad, a business within the Unilever Prestige division from 2016 to 2022. From 2013 to 2016, Mr. Cervantes, served as the Treasurer and Corporate Finance lead at Unilever for the Americas region, based out of Switzerland. From 2003 to 2013, Mr. Cervantes held various roles with Unilever where he partnered with all major commercial areas across regions, based out of Mexico and the U.K. Mr. Cervantes holds a Masters in Finance, a degree in Business Administration and an Executive Diploma, all from the Instituto Tecnológico y de Estudios Superiores de Monterrey.

Christopher Clark. See “Proposal No. 1 Election of Class I Directors”.

Jennie Perry. Ms. Perry, 56, has served as Grove’s Chief Marketing Officer since 2021. Prior to joining Grove, Ms. Perry worked for Amazon, Inc. from 2011 to 2019, most recently as the Chief Marketing Officer of Prime and Amazon North America. Prior thereto, Ms. Perry held various leadership roles including VP of Old Navy and brand manager for Kraft Foods. Ms. Perry received a M.B.A. from the University of Pennsylvania, Wharton School of Business and a B.A. degree in Economics from the University of California, Davis.

EXECUTIVE COMPENSATION

Grove is considered a smaller reporting company and an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. For the fiscal year ended December 31, 2022, Grove’s named executive officers were:

•Stuart Landesberg, Chief Executive Officer, President and Director;
•Sergio Cervantes, Chief Financial Officer; and
•Jennie Perry, Chief Marketing Officer.

Grove’s compensation policies and philosophies are designed to align compensation with business objectives, while also enabling it to attract, motivate and retain individuals who contribute to its long-term success. On the Closing Date of the Business Combination, the compensation committee approved and recommended the compensation to be paid to Grove’s named executive officers. The compensation committee engaged Compensia as its independent compensation consultant to provide advice with respect to such determinations. Compensia also served as the independent compensation consultant to the compensation committee of the board of directors of Legacy Grove. The compensation of Grove’s named executive officers has primarily consisted of salary and equity-based incentive awards.

2022 Compensation of Named Executive Officers

Cash Compensation

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, the Company provides a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. While cash bonuses have been provided on a discretionary basis in prior years, none of our named executive officers received a cash bonus with respect to 2022, other than Mr. Cervantes, who received a $100,000 signing bonus in connection with the commencement of his employment with us in April 2022. Mr. Cervantes’ bonus is subject to reimbursement if Mr. Cervantes voluntarily terminates his employment with the Company within 18 months of his start date.

Equity Awards

To further focus the Company’s executive officers on the Company’s long-term performance, we have granted equity compensation in the form of stock options and restricted stock units (“RSUs”).

In May 2022, members of the management team, including Ms. Perry, were granted equity awards as part of a retention program implemented by Grove in order to retain critical talent through the closing of the Business Combination and thereafter. As a result, Ms. Perry received a retention RSU award with respect to 200,000 shares of Legacy Grove common stock (which converted to an RSU award for 235,208 shares of Company Common Stock following the Business Combination), with vesting subject to the achievement of both a liquidity event and service-based vesting requirements, with 25% of the service-based vesting requirement met on each of May 15, 2022, August 15, 2022, November 15, 2022 and February 15, 2023 subject to Ms. Perry’s continued employment by the Company. The Business Combination constituted a liquidity event for purposes of the RSUs.

In connection with the commencement of his employment with the Company in April 2022, Mr. Cervantes was granted an initial RSU award with respect to 600,000 shares of Legacy Grove common stock (which converted to an

RSU award for 705,625 shares of Company Common Stock following the Business Combination), which are scheduled to vest 25% on May 15, 2023, and then in quarterly installments for the next 36 months, with accelerated vesting following a change in control if Mr. Cervantes’ services are terminated by the Company without cause or he resigns for good reason.

In connection with the Business Combination, outstanding equity awards of Grove were assumed by VGAC II and converted into equity awards with respect to Company common stock. In addition, pursuant to the terms of the Merger Agreement, holders of options and RSUs received shares of Class B Common Stock, which will be forfeited in the event the service-based vesting conditions applicable to the underlying stock options and RSUs are not achieved prior to the achievement of the performance milestones with respect to such shares (“Grove Earnout Shares”).

On September 19, 2022, the Board approved a stock option exchange which permitted certain employee and non-employee option holders, subject to specified conditions, to exchange some or all of their outstanding stock options to purchase shares of the Company's common stock for RSUs to be issued under the 2022 Plan (the “Option Exchange”). Optionholders who tendered options for exchange were also required to tender any Grove Earnout Shares associated with such options. The Option Exchange commenced on September 26, 2022 and concluded on October 21, 2022, with RSUs being issued in the Option Exchange on October 27, 2022. For fully vested stock options that were tendered in the Option Exchange, the Company issued RSUs which were unvested immediately following the Option Exchange and vested or will vest 50% on each of February 15, 2023 and May 15, 2023. RSUs issued in exchange for unvested options vested or will vest in equal installments on each February 15, May 15, August 15 and November 15 until becoming fully vested in the calendar quarter in which the stock option tendered in exchange for such RSUs would have fully vested had it not been exchanged.

In December 2022, following the closing of the Business Combination and the expiration of the Lock-Up Period (as defined in Section 7.10 of the Company’s Bylaws), we granted Mr. Landesberg and Ms. Perry RSUs with respect to 2,703,431 and 980,392 shares, respectively, which are scheduled to vest in twelve equal installments on each February 15th, May 15th, August 15th and November 15th of each year beginning on May 15, 2023, with accelerated vesting following a change in control if the recipient’s services are terminated by the Company without cause or the recipient resigns for good reason. In addition, in December 2022, we granted Mr. Cervantes fully vested RSUs with a grant date fair value of $300,000, converted to RSUs based on a trailing average stock price.

Please see the Outstanding Equity Awards at 2022 Fiscal Year-End table for a summary of the equity awards held by the named executive officers as of December 31, 2022.

2022 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to named executive officers for the fiscal years ended December 31, 2022, and, to the extent required by SEC disclosure rules, December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stuart Landesberg	2022	255,000	—	4,414,755	—	—	—	4,669,755
Chief Executive Officer,	2021	255,000	—	—	18,387,940	—	—	18,642,940
President and Director
Sergio Cervantes	2022	363,637	150,000	4,215,184	—	—	—	4,728,821
Chief Financial Officer

Jennie Perry	2022	450,000	—	1,972,500	—	—	—	2,422,500
Chief Marketing	2021	404,134	—	—	2,897,846	—	—	3,301,980
Officer

(1)	Mr. Cervantes joined Grove on April 11, 2022. Amounts in this column for Mr. Cervantes reflect a base salary of $500,000 prorated to his start date.
(2)	In the case of Mr. Cervantes, includes a $150,000 signing bonus, which was paid in 2022 pursuant to the terms of his offer letter.
(3)	Represents the aggregate grant date fair value of awards of RSUs computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of such restricted stock units granted in 2022 are set forth in Note 11 to Grove’s audited consolidated financial statements included in Grove’s Annual Report on Form 10-K for the year ended December 31, 2022. In the case of Mr. Landesberg and Ms. Perry, these amounts also include $3,117,108 and $143,912, respectively, representing the incremental grant date fair value of the RSU awards received in exchange for options surrendered in connection with the Option Exchange.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table presents information regarding the outstanding stock options and RSUs held by each of the named executive officers as of December 31, 2022.

The following table does not include Grove Earnout Shares that Messrs. Landesberg and Cervantes and Ms. Perry received pursuant to the terms of the Merger Agreement in connection with the Business Combination and which were issued to Messrs. Landesberg and Cervantes and Ms. Perry on the same terms as other holders of Legacy Grove preferred stock, common stock, options, RSUs and warrants. Grove Earnout Shares beneficially owned by Messrs. Landesberg and Cervantes and Ms. Perry are reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” on page 32 of this proxy statement.

	Option Awards							Equity Incentive Plan Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stuart Landesberg	3/30/2018		2,653,531	—	—	0.64	3/29/2028	—	—
	2/15/2021	(1)	—	—	1,017,169	3.77	2/14/2031	—	—
	10/27/2022	(2)	—	—	—	—	—	1,426,594	569,211
	10/27/2022	(3)	—	—	—	—	—	1,671,326	666,859
	10/27/2022	(3)	—	—	—	—	—	554,794	221,363
	12/8/2022	(4)	—	—	—	—	—	2,703,431	1,078,669
Sergio Cervantes	5/2/2022	(5)	—	—	—	—	—	705,625	281,544
Jennie Perry	5/2/2022	(6)	—	—	—	—	—	58,801	23,462
	10/27/2022	(2)	—	—	—	—	—	319,346	127,419
	10/27/2022	(3)	—	—	—	—	—	106,458	42,477
	12/8/2022	(4)	—	—	—	—	—	980,392	391,176

(1)	This option vests on the earlier of (i) if Grove’s shares (or its successor’s shares) are publicly traded, such time as the 20-day trading day volume-weighted average price is at least $12.78 per share, or (ii) immediately prior to the consummation of certain corporate transactions in which the holders of shares of Grove common stock will receive, in exchange for such shares, cash or other consideration the aggregate amount of $12.78 per share, subject to Mr. Landesberg’s continuous employment on the date of such milestone.
(2)	These RSUs vest in equal installments on each February 15, May 15, August 15 and November 15 until becoming fully vested on February 15, 2025, subject to recipient’s continued service with the Company through each applicable vesting date.
(3)	These RSUs vest in two equal installments on each of February 15, 2023 and May 15, 2023, subject to the recipient’s continued service with the Company through each applicable vesting date.
(4)	These RSUs will vest in twelve equal installments on each February 15th, May 15th, August 15th and November 15th of each year beginning on May 15, 2023, with accelerated vesting following a change in control if the recipient’s services are terminated by the Company without cause or the recipient resigns for good reason.
(5)	These RSUs vest 25% on May 15, 2023, and then in quarterly installments for the next 36 months, with accelerated vesting following a change in control if Mr. Cervantes’ services are terminated by the Company without cause or he resigns for good reason.
(6)	These RSUs vest in four quarterly installments starting on May 15, 2022, with accelerated vesting following a change in control if Ms. Perry’s services are terminated by the Company without cause or she resigns for good reason.

Additional Narrative Disclosure

Severance Arrangements

The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target and equity awards.

The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies will apply as warranted. The Company does not generally provide contractual severance rights to its employees, except that the vesting of certain RSU awards held by our named executive officers will accelerate if their services are terminated by the Company without cause or they resign for good reason following a change in control, as described above.

401(k) Plan

The Company maintains a qualified 401(k) savings plan which allows participants to defer a portion of their compensation to the 401(k) saving plan on a before-tax basis. The Company provides discretionary matching employer contributions on behalf of its eligible participants. Grove did not make any matching contributions in 2022.

DIRECTOR COMPENSATION

The Company’s historical director compensation program prior to the Closing Date consisted of equity awards. No director received compensation for their services to Grove in 2022 prior to the Closing Date.

Cash Retainer

During the year ended December 31, 2022, each of Grove’s non-employee directors received (a) an annual cash retainer of $40,000, prorated from the Closing Date, for serving as a member of our board of directors and (b) each of the applicable annual cash retainers set forth below, prorated from the Closing Date, for serving as our board chair or as a member or as a chair of one or more of the committees of our board of directors.

Position	Annual Retainer ($)
Non-Employee Chairperson of the Board	26,500
Additional Annual Retainers for Committee Members:
Audit Committee	10,000
Compensation Committee	6,000
Sustainability, Nominating and Governance Committee	4,000
Additional Annual Retainers for Committee Chairs (inclusive of annual retainer for Committee Membership):
Audit Committee	20,000
Compensation Committee	12,000
Sustainability, Nominating and Governance Committee	8,000
Equity Awards

During the year ended December 31, 2022, the Company implemented an equity award program to compensate and retain its non-employee directors. This program consists of an initial grant of RSUs for new directors valued at $325,000, vesting annually over three years on the date of the Company’s annual meeting of stockholders, and an annual grant of RSUs for existing directors valued at $145,000 vesting annually on the date of the Company’s next annual meeting of stockholders. Following the expiration of the Lock-up Period, on December 8, 2022, the Company made equity awards of RSUs, consistent with this equity award program, to its non-employee directors as set forth in the 2022 Director Compensation Table, below. The conversion from dollars to a number of RSUs was computed based on a trailing average stock price prior to the grant date.

As new Grove directors in 2022, Mses. Chima, Miller and Shroff Sramek and Mr. Cleary received the initial grant of RSUs. Mr. Glazer and Mr. Replogle, each of whom served on the Legacy Grove board, received the annual grant of RSUs. Mr. Arif declined all compensation for his services as a director to Grove.

2022 Director Compensation Table

The table below sets forth the compensation received by each of Grove’s non-employee directors from the Closing Date through December 31, 2022. As the Company’s Chief Executive Officer and Chief Digital Officer, respectively, Messrs. Landesberg and Clark do not receive any additional compensation for their service on the Company’s board of directors. Please see the 2022 Summary Compensation Table for the compensation paid or awarded to Mr. Landesberg.

Name(1)	Fees earned or paid in cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Rayhan Arif(5)	—	—	—
Fumbi Chima	22,000	152,941	174,941
Kevin Cleary	12,500	152,941	165,441
David Glazer	68,000	75,595	143,595
Kristine Miller	28,000	152,941	180,941
John Replogle	80,500	86,636	167,136
Naytri Shroff Sramek	25,000	152,941	177,941

(1)	Messrs. Glazer and Replogle joined the Legacy Grove board in 2021 and continued as directors of Grove on the Closing Date. Mr. Arif and Mses. Chima, Miller and Shroff Sramek joined the board on the Closing Date. Mr. Cleary joined the Board in October 2022.
(2)	Cash retainers for the year ended December 31, 2022 were prorated from the Closing Date.
(3)	The amount reflects the aggregate grant date fair value of the RSU awards granted during the year ended December 31, 2022, computed in accordance with FASB ASC Topic 718. There can be no assurance that awards will vest (in which case no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value. The aggregate grant date fair value for RSU awards is determined using the closing price of our common stock on the date of the grant. As new Grove directors in 2022, Mses. Chima, Miller and Shroff Sramek and Mr. Cleary each received 318,627 RSUs granted on December 8, 2022, when the closing price of our common stock was $0.48 per share. As directors who previously served on the Legacy Grove Board, Messrs. Glazer and Replogle each received 142,156 RSUs granted on December 8, 2022. As of December 31, 2022, each of the non-employee directors had outstanding the following number of RSUs: Mr. Arif, no RSUs; Ms. Chima, 318,627 RSUs; Mr. Cleary, 318,627 RSUs; Mr. Glazer, 330,108 RSUs; Ms. Miller, 318,627 RSUs; Mr. Reploge, 602,149 RSUs; and Ms. Shroff Sramek,318,627 RSUs. No director holds stock options.
(4)	Messrs. Glazer and Replogle also participated in the Option Exchange, and exchanged eligible stock options received as compensation for their service as a director to Legacy Grove in 2021 for new RSUs. On October 27, 2022, following the closing of the Option Exchange and pursuant to its terms, Mr. Glazer exchanged 156,805 stock options and received 80,413 RSUs and Mr. Replogle exchanged 392,025 stock options and received 201,039 RSUs. Amounts in this column include $7,360 and $18,401 for Messrs. Glazer and Reploge, respectively, representing the incremental grant date fair value of these RSU awards.
(5)	Mr. Arif has declined compensation for his services as a director to Grove because he was named by VGAC II to join the board of directors pursuant to the Merger Agreement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
Equity compensation plans approved by security holders(1)	25,641,218	4,461,969	$1.63	$1.53	20,794,363	—
Equity compensation plans not approved by security holders	—	—	—	—	—	—
Total	25,641,218	4,461,969	$1.63	$1.53	20,794,363	—

(1)	Represents stock-based awards made to employees, directors and consultants under the Legacy Grove 2016 Equity Incentive Plan (the “2016 Plan”) and the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”), which was approved by the Company’s stockholders on June 14, 2022. As of the effective date of the 2022 Plan, no further stock awards have been or will be granted under the 2016 Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Pursuant to the charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and its internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and EY, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Submitted by the Audit Committee of Grove’s Board of Directors:

Fumbi Chima
David Glazer
Rayhan Arif

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions — Company

Amended and Restated Registration Rights Agreement

In connection with the consummation of the Business Combination, VGAC II, VG Acquisition Sponsor II LLC (the “Sponsor”), and certain other holders of Class A Common Stock (collectively, the “Registration Rights Agreement Parties”) entered into the Registration Rights Agreement, which became effective upon the consummation of the Business Combination (the “Registration Rights Agreement”). In accordance with the Registration Rights Agreement, the Registration Rights Agreement Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Indemnification Agreements

In connection with the consummation of the Business Combination, the Company entered into indemnification agreements with its directors, executive officers, and other key employees. Each indemnification agreement provides that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by the laws of the state of Delaware, the Charter, and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by the laws of the state of Delaware, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with the legal proceeding involving his or her status as a director, executive director, or key employee.

Certain Relationships and Related Person Transactions — VGAC II

Class B Ordinary Shares

On January 22, 2021, prior to the initial public offering, VGAC II issued 7,187,500 Class B ordinary shares to the Sponsor for an aggregate purchase price of $25,000. On March 15, 2021, the Sponsor transferred 30,000 of such Class B ordinary shares to each of the three independent VGAC II directors. As a result of the underwriters’ election to fully exercise their over-allotment option on April 13, 2021, 1,312,500 shares held by the Sponsor were no longer subject to forfeiture.

Director Investments in the Sponsor

Each of Mr. Bayliss and Mr. Lovell invested $300,000 in the Sponsor and hold interests in the Sponsor that represent an indirect interest in 1,246,600 Class B ordinary shares and 197,939 Private Placement Warrants. Mr. Burggraeve, Mr. Nelson and Ms. Peracha each invested $100,000, in the Sponsor indirectly through an investment in VG Acquisition Holdings II LLC (an affiliate of the Sponsor), and each holds interests in VG Acquisition Holdings II LLC that represent an indirect interest in 70,216 Class B ordinary shares, and 66,550 Private Placement Warrants.

Private Placement Warrants

Simultaneous with the consummation of the initial public offering, VGAC II consummated a private placement, pursuant to which Sponsor purchased 6,000,000 warrants to purchase shares of Class A Common Stock originally issued in a private placement (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant, generating total proceeds of $9,000,000. On April 13, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, VGAC II sold an additional 700,000 Private Placement Warrants to the

Sponsor, at a price of $1.50 per Private Placement Warrant, generating additional proceeds of $1,050,000. As a result of both private placements, the Sponsor purchased 6,700,000 Private Placement Warrants for a total of $10,050,000.

Related Party Loans

On January 22, 2021, the Sponsor agreed to loan VGAC II an aggregate of up to $250,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “First Promissory Note”). On March 25, 2021, VGAC II repaid the First Promissory Note in full.

On September 28, 2021, VGAC II issued an unsecured promissory note (the “Second Promissory Note”) to the Sponsor. On April 8, 2022, the Second Promissory Note was amended to provide that the aggregate principal amount of the Second Promissory Note is increased to $1,500,000. The proceeds of the Second Promissory Note, which could be drawn down from time to time until VGAC II consummated its initial business combination, was used for general working capital purposes. The Second Promissory Note bore no interest and was payable in full upon the earlier to occur of (i) March 22, 2023 or (ii) the consummation of the Business Combination.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of VGAC II’s officers and directors could, but were not obligated to, loan VGAC II funds as may be required. When VGAC II completed the Business Combination, VGAC II was to repay such loaned amounts out of the proceeds of the trust account released to VGAC II. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that an initial business combination did not close, VGAC II could use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from VGAC II’s trust account could be used to repay such loaned amounts. Up to $1,500,000 of such loans could have been convertible into warrants of the post-business combination company at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. Following the Closing, the Company, as successor to VGAC II, has no outstanding borrowings under any arrangement and the agreements were terminated as of the Closing Date. Pursuant to the Sponsor Agreement, VGAC II waived the right to convert any such loans into warrants of the Company.

Certain Relationships and Related Person Transactions — Grove Collaborative, Inc.

Family Relationships

Alexandra Crane, Stu Landesberg’s sister-in-law, is an employee of Grove Collaborative. Her employment began in May 2015, prior to her marriage to Mr. Landesberg’s brother. Ms. Crane does not report to Mr. Landesberg. In 2022, Ms. Crane received a base salary of $177,998 and stock awards with a grant date fair value of $65,902.

PIPE Financing

In connection with the Business Combination, VGAC II entered into Subscription Agreements with certain investors (the “PIPE Investors”) to consummate the PIPE Financing, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and VGAC II agreed to issue and sell to PIPE Investors, following the Domestication, an aggregate of 8,707,500 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $87,075,000, of which only 8,607,500 shares of Class A Common Stock have been issued for aggregate proceeds of $86,075,000. Seven PIPE Investors are related parties of the Company.

Backstop Subscription Agreement

On March 31, 2022, VGAC II entered into the Backstop Subscription Agreement with Corvina Holdings Limited (the “Backstop Investor”) and Grove, pursuant to which, among other things, (i) the Backstop Investor subscribed for and purchased, on the date of the Backstop Subscription Agreement, as readjusted prior to the closing of the Merger (the “Closing”) pursuant to the terms of the Backstop Subscription Agreement, 2,338,352 shares of

Grove Common Stock (the “Backstop Tranche 1 Shares”) for aggregate proceeds of $27,500,000, (ii) the Backstop Investor subscribed for and purchased, on the Closing Date, 1,671,524 shares of Class A Common Stock at a purchase price of $10.00 per share (the “Backstop Tranche 2 Shares”) for aggregate proceeds of $16,715,240, and (iii) the Company issued to the Backstop Investor, as of immediately following the Closing, warrants to purchase 3,875,028 shares of Class A Common Stock (each warrant exercisable to purchase one share of Class A Common Stock for $0.01) (the “Backstop Warrants”) (such transactions, collectively, the “Backstop Financing”). The Backstop Warrants are exercisable by the Backstop Investor at any time on or before June 16, 2027, and are on terms customary for warrants of such nature.

Procedures with Respect to Review and Approval of Related Person Transactions

Upon consummation of the Merger, the Company’s Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is any transaction in which (i) the Company or a subsidiary, partnership, joint venture, or other business association that is effectively controlled by the Company directly or indirectly is, was, or will be a participant in the transaction, (ii) the amount of the transaction exceeds $120,000; and (iii) a Related Person (as defined below) has, had, or will have a direct or indirect material interest in the transaction.

A “Related Person” means (i) any director or executive officer of the Company, (ii) any nominee for director (when the information called for by the rules and regulations of the SEC is being presented in a proxy or information statement related to the election of that nominee for director), (iii) any stockholder of the Company known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and (iv) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and any person (other than a tenant or an employee) sharing the household of such of any such person described in (i) — (iv).

The Company also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee will have the responsibility to review related person transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Class A Common Stock and Class B Common Stock as of the Record Date by:
• each person known by the Company to be the beneficial owner of more than 5% of outstanding Class A Common Stock;
•each of the Company’s current named executive officers and directors; and
• all current executive officers and directors of the Company as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of March 28, 2023. Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. Unless otherwise indicated, for purposes of the presentation of ownership of Class A Common Stock in this table, it has been assumed that each person listed therein as holding Class B Common Stock has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus, all shares of Class B Common Stock held by the reporting parties have been included in the calculation of the total amount of Class A Common Stock owned by each such person as well as in the calculation of the total amount of Class B Common Stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

The beneficial ownership percentages set forth in the table below are based on 128,703,907 shares of the Company’s Class A Common Stock and 50,860,581 shares of the Company’s Class B Common Stock issued and outstanding as of March 28, 2023.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock		%	Number of Shares of Class B Common Stock	%
Directors and current named executive officers(1):
Rayhan Arif	—		—	—	—
Sergio Cervantes	435,327	(2)	*	66,503	*
Fumbi Chima	106,209		*	—	—
Christopher Clark	1,663,060	(3)	1.3%	156,741	*
Kevin Cleary	206,209		*	—	—
David Glazer	274,937	(4)	*	15,264	*
Stuart Landesberg(5)	8,168,398	(6)	6.1%	3,498,891	6.5%
Kristine Miller	106,209		*	—	—
Jennie Perry	559,614	(7)	*	45,191	*
John Replogle(8)	1,043,805	(9)	*	58,317	*
Naytri Shroff Sramek	106,209		*	—	—
All directors and executive officers of the Company as a group (11 persons)	12,669,977		9.3%	3,840,907	7.2%
Entities associated with Virgin(10)	33,244,234		23.9%	—	—
Norwest Venture Partners XIII, LP(11)	15,990,008	(12)	11.1%	15,489,908	30.5%
Entities associated with Mayfield(13)	15,867,361	(14)	11.0%	15,667,361	30.8%
Entities associated with MHS Capital(15)	10,535,912	(16)	8.1%	857,238	1.7%

YA II PN, Ltd.(17)	9,555,779		6.9%	—	—
General Atlantic (GC), L.P.(18)	9,256,978	(19)	6.7%	8,756,878	17.2%
SCM GC Investments Limited(20)	8,607,030	(21)	6.6%	817,868	1.6%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)	The business address of each of Rayhan Arif, Sergio Cervantes, Fumbi Chima, Christopher Clark, Kevin Cleary, David Glazer, Stuart Landesberg, Kristine Miller, Jennie Perry, John Replogle and Naytri Shroff Sramek is 1301 Sansome Street, San Francisco, CA 94111.
(2)	Includes 66,503 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(3)	Includes 156,741 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(4)	Includes 15,264 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(5)	Includes 58,778 shares of Class B Common Stock and 617,794 shares of Class A Common Stock that are held by the Landesberg Living Trust. Mr. Landesberg may be deemed to have voting and dispositive investment power with respect to the shares held by the Landesberg Living Trust.
(6)	Includes 3,498,891 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(7)	Includes 45,191 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(8)	Includes 25 shares of Class B Common Stock and 267 shares of Class A Common Stock that are held by the Replogle Family LLC. Mr. Replogle serves as the manager of Replogle Family LLC may be deemed to have voting and dispositive investment power with respect to the shares held by the Replogle Family LLC.
(9)	Includes 58,317 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(10)	Information based on the Company’s records and the most recently available Schedule 13D filed with the SEC on September 1, 2022 by Virgin Group Acquisition Sponsor II LLC (the “Sponsor”). Includes 9,972,500 shares of Class A Common Stock held of record by the Sponsor, 6,700,000 warrants to acquire Class A Common Stock held of record by the Sponsor, 12,696,706 shares of Class A Common Stock held of record by the Backstop Investor, and 3,875,028 warrants to acquire Class A Common Stock held of record by the Backstop Investor. The Backstop Investor is the sole managing member and manager of the Sponsor, and is wholly owned by Virgin Group Holdings Limited (“Virgin Group Holdings”). Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings, regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by the Sponsor and the Backstop Investor. The address of Virgin Group Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands and the address of the Backstop Investor is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands.
(11)	Information based on the Company’s records and the most recently available Schedule 13G filed with the SEC on February 14, 2023 by Norwest Venture Partners XIII, LP (“NVP XIII”). Includes 15,489,908 shares of Class B Common Stock and 500,100 shares of Class A Common Stock held of record by NVP XIII. However, pursuant to a letter agreement between NVP XIII and Grove, NVP XIII has relinquished its right to convert shares of Class B Common Stock held of record by the NVP XIII into shares of Class A Common Stock to the extent that, after giving effect to such conversion, the NVP XIII, together with any other holder whose ownership may aggregated with that of the NVP XIII, collectively would beneficially own in excess of 19.99%. Genesis VC Partners XIII, LLC is the general partner of NVP XIII, and NVP Associates, LLC is the managing member of Genesis VC Partners XIII, LLC. Each of Promod Haque, Jeffrey Crowe, and Jon Kossow, who are co-chief executive officers of NVP Associates, LLC, may be deemed to share voting and dispositive power over the shares held by NVP XIII. Mr. Crowe disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is c/o 525 University Avenue, #800, Palo Alto, California 94301.
(12)	Includes 15,489,908 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(13)	Information based on the Company’s records and the most recently available Schedule 13D filed with the SEC on June 27, 2022 by Mayfield XV, a Cayman Islands Exempted Limited Partnership (“MF XV”). Consists of 13,312,440 shares of Class B Common Stock held by MF XV and 2,354,921 shares of Class B Common Stock and 200,000 shares of Class A Common Stock held by Mayfield Select, a Cayman Islands Exempted Limited Partnership (“MF Select”). Mayfield XV Management (UGP), Ltd., a Cayman Islands Exempted Company (“MF XV UGP)” is the general partner of Mayfield XV Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF XV. Rajeev Batra, Navin Chaddha and Urshit Parikh are the directors of MF XV UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF XV, but each of the individuals disclaims such beneficial ownership. Mayfield Select Management (UGP), Ltd., a Cayman Islands Exempted Company (“MF Select UGP”) is the general partner of Mayfield Select Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF Select. Rajeev Batra, Navin Chaddha and Urshit Parikh are the directors of MF Select UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF Select, but each of the individuals disclaims such beneficial ownership. The address for each of these entities and individuals is c/o Mayfield, 2484 Sand Hill Road, Menlo Park, CA 94025.
(14)	Includes 15,667,361 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(15)	Includes 664,798 shares of Class B Common Stock and 7,528,372 shares of Class A Common Stock held of record by MHS Capital Partners II, L.P., 152,600 shares of Class B Common Stock and 1,705,140 shares of Class A Common Stock held of record by MHS Capital Partners G, LLC, and 39,840 shares of Class B Common Stock and 445,162 shares of Class A Common Stock held of record by MHS Capital Partners G2, LLC. MHS Capital Management, LLC is the general partner of MHS Capital Partners, LP. MHS Capital Management II, LLC is the Managing Member of MHS Capital Partners G, LLC and MHS Capital Partners G2, LLC. Mark Sugarman, who is the Manager of MHS Capital Management, LLC, and MHS Capital Management II, LLC may be deemed to share voting and dispositive power over the shares held by MHS Capital Partners, LP, MHS Capital Partners G, LLC and MHS Capital Partners G2, LLC. Mr. Sugarman disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is c/o 2121 S. El Camino Real, Ste 200, San Mateo, CA 94403.
(16)	Includes 857,238 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.

(17)	Information based on the Company’s records and the most recently available Schedule 13G filed with the SEC on January 3, 2023 by YA II PN, Ltd. (“YA II”). Includes direct ownership of 273,151 shares of Class A Common Stock plus the deemed ownership of an additional 9,282,628 shares of Class A Common Stock that YA II has the right to acquire within 60 days of the date of the Schedule 13G. YA II is beneficially owned by YA Global Investments II (U.S.), LP (the “YA Feeder”). Yorkville Advisors Global, LP (the “YA Advisor”) is the investment manager to YA II. Yorkville Advisors Global II, LLC (the “YA Advisor GP”) is the general partner to the YA Advisor. YAII GP, LP (the “YA GP”) is the general partner to the YA Feeder. YAII GP II, LLC (the “Yorkville GP”) is the general partner to the YA GP. Mark Angelo makes the investment decisions on behalf of YA II. Accordingly, each of YA II, YA Feeder, the YA Advisor, the YA Advisor GP, the YA GP, the Yorkville GP and Mark Angelo may be deemed affiliates and therefore may be deemed to beneficially own the same number of shares of Class A common stock. The address for each of these entities and individuals is c/o 1012 Springfield Ave., Mountainside, NJ 07092.
(18)
Information based on the Company’s records and the most recently available Schedule 13F filed with the SEC on February 14, 2023 by General Atlantic, L.P. Includes 8,756,878 shares of Class B Common Stock and 500,100 shares of Class A Common Stock held of record by General Atlantic (GC), L.P. (“GA GC”). However, pursuant to a letter agreement between GA GC and Grove, GA GC has relinquished its right to convert shares of Class B Common Stock held of record by GA GC into shares of Class A Common Stock to the extent that, after giving effect to such conversion, GA GC, together with any other holder whose ownership may aggregated with that of GA GC, collectively would beneficially own in excess of 9.99%. The limited partners that share beneficial ownership of the shares held by GA GC are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GA GC is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 is ultimately controlled by General Atlantic, L.P. (“GA LP”), which is controlled by the Management Committee of GASC MGP, LLC (the “Management Committee”). The general partner of GAP Bermuda EU is ultimately controlled by GAP (Bermuda) L.P. (“GAP Bermuda”), which is also controlled by the Management Committee. GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the Management Committee. GA GC, GA LP, GAP Bermuda, GA SPV and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities, other than GAP Bermuda EU and GAP Bermuda, is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAP Bermuda EU and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Each of the members of the Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

(19)	Includes 8,756,878 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
(20)	Information based on the most recently available Schedule 13D filed with the SEC on February 1, 2023 by SCM GC Investments Limited. Includes 7,789,162 shares of Class A Common Stock and 817,868 shares of Class B Common Stock held by SCM GC Investments Limited, subject to forfeiture. SCM GC Investments Limited is wholly-owned by Sculptor Master Fund Ltd. Sculptor Capital LP is the investment adviser to Sculptor Master Fund, Ltd. Sculptor Capital Holding Corporation serves as the sole general partner of Sculptor Capital LP. Sculptor Capital Management, Inc. is a holding company that is the sole shareholder of Sculptor Capital Holding Corporation. The address for each of these entities is 9 West 57 Street, 39 Floor, New York, NY 10019.
(21)	Includes 817,868 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.

STOCKHOLDER PROPOSALS

Stockholder proposals, including nominations of persons for election to the Board, will be considered for inclusion in the proxy statement for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Corporate Secretary of the Company, on or before December [●], 2023. If the date of the Annual Meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before Grove begins to print and send its proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and the Company’s bylaws. The submission of a stockholder proposal pursuant to Rule 14a-8 does not guarantee that it will be included in the Company’s proxy statement.

Stockholders who intend to present a proposal, including nominations of persons for election to the Board, at the 2024 Annual Meeting without inclusion of such proposal in the Company’s proxy materials for the 2024 Annual Meeting are required to provide notice of such proposal between January 23, 2024 and February 22, 2024 by 5 p.m. Eastern Time. If the meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than (x) 5 p.m. Eastern Time on the 90th day prior to such annual meeting or (y) 5 p.m. Eastern Time on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Grove. The public announcement of an adjournment or postponement of the 2024 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement. The Company reserves the right to disregard any stockholder nomination of a candidate for election to our Board or stockholder proposal of other business that does not comply with the requirements of our Bylaws or any applicable laws or regulations. A copy of the full text of our Bylaws is available on our website at investors.grove.co under the Governance section or may be obtained by writing to the Corporate Secretary. You are advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

Proposals and notices of intention to present proposals at the 2024 Annual Meeting should be addressed to the attention of the Corporate Secretary at Grove’s offices at 1301 Sansome Street, San Francisco, CA 94111.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

It is the policy of the Board that stockholders shall have reasonable access to directors at annual meetings of stockholders and an opportunity to communicate directly with directors on appropriate matters. The Board will generally respond, or cause the Company to respond, in writing to bona fide communications from stockholders addressed to one or more members of the Board. Stockholders and other interested parties are invited to communicate with the Board or any of its committees or directors by writing to legal@grove.co.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report on Form 10-K by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Appendix A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
GROVE COLLABORATIVE HOLDINGS, INC.
(A PUBLIC BENEFIT CORPORATION)

Grove Collaborative Holdings, Inc. (the “Corporation”), a public benefit corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) does hereby certify as follows:

1.The name of the Corporation is Grove Collaborative Holdings, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 15, 2022 (the “Certificate of Incorporation”).

2.The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Certificate of Incorporation to add the following new paragraph at the end of Section 4.1 of Article IV:
Effective as of the effective time of 5:00 p.m., Eastern Time, on [DATE], [ ] (the “Effective Time”), (a) each [ ]1 shares of the Corporation’s Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Class A Common Stock without increasing or decreasing the par value of each share of Class A Common Stock, and (b) each [ ]1 shares of the Corporation’s Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Class B Common Stock without increasing or decreasing the par value of each share of Class B Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Class A Common Stock (as adjusted to give effect to the Reverse Split) on The New York Stock Exchange during regular trading hours for each of the five (5) consecutive trading days immediately preceding the date this Certifica
1 These amendments approve the combination of not less than five nor more than twenty-five shares of the Corporation’s Common Stock into one share of the Corporation’s Common Stock, with the specific ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of the Corporation’s board of directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stakeholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Corporation’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

te of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

3.The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

4.Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [DATE], [ ].

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this day of , [ ].

GROVE COLLABORATIVE HOLDINGS, INC.

By:
Name:	Stuart Landesberg
Title:	Chief Executive Officer and President

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GROVE COLLABORATIVE HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://cstproxy.com/grovecollaborative/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Please mark your votes like this **X**

1. Election of Directors:

(1) Fumbi Chima
(2) Stuart Landesberg
(3) Kristine Miller

FOR all Nominees listed to the left ☐ | **WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left) ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Ratification of independent registered public accounting firm.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

CONTROL NUMBER

Signature______________________________**Signature, if held jointly**__________________________________**Date**_____________, 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

To view the 2023 Proxy Statement, 2022 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/grovecollaborative/2023

PROXY

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GROVE COLLABORATIVE HOLDINGS, INC.

The undersigned appoints Stuart Landesberg, Sergio Cervantes and Nathan Francis, and each of them as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Grove Collaborative Holdings, Inc. held of record by the undersigned at the close of business on March 31, 2023 at the Annual Meeting of Stockholders of Grove Collaborative Holdings, Inc. to be held on May 22, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)